SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report: (Date of earliest event reported): July 2, 2001

                         Commission File No.: 000-26493



                        NEW MILLENNIUM DEVELOPMENT GROUP
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Nevada                                      88-0390251
---------------------------------             -------------------------------
(State or other jurisdiction of              (IRS Employer Identification No.)
incorporation or organization)


            723 Casino Blvd., 2nd Floor, Las Vegas, Nevada 89101-6716
              -----------------------------------------------------
                    (Address of principal executive offices)


                                  (877)711-3535
                            ------------------------
                            (Issuer telephone number)


                             WHATSUPMUSIC.COM, INC.
                   -------------------------------------------
                   (Former name, if changed since last report)


        1130 West Pender Street, Suite 1200, Vancouver, British Columbia
          ------------------------------------------------------------
                 (Former address, if changed since last report)

Item 1.     Changes in Control of Registrant.

       On July 2, 2001, the Company entered into a "Share Purchase Agreement" with New Millennium Development Group Inc. (Florida), a private Florida Corporation, providing that the Company issue 25,071,580 shares of the Company's common stock to Florida in exchange for all 25,071,580 issued and outstanding shares of Florida.

Shareholders now owning 5% or more of the voting stock of the Company:

Daniel Imperato                   9,800,000 Shares (28.5%)

Kenneth F. Martin                 9,800,000 Shares (28.5%)


Item 2.  Acquisition or Disposition of Assets

         On July 2, 2001, New Millennium Group (Nevada) (NMDG-NV" or the "Company") closed the previously reported transaction to acquire New Millenium Development Group, Inc. ("NMDG-FL"), a private Florida corporation, by purchasing all of the issued and outstanding stock of NMDG-FL by exchanging 25,071,580 shares of its common stock with the former NMDG-FL shareholders on the effective date for 25,071,580 shares of NMDG-FL's common stock. The transaction was the result of arms'-length negotiation between the Company and the principal shareholders of NMDG-FL.

            Since 1998, International Communications & Equipment, Inc. ("ICE"), a recently-acquired subsidiary of NMDG-FL has been involved globally in the digitized telecommunications and data industry. As a result of the acquisition, NMDG-FL/ICE will be capable of establishing a global IP network.


Item 7.     Financial Statements and Exhibits.

      (c) Exhibits:

 Exhibits         Description
 --------         --------------
  99.1            Share Purchase Agreement



                                   Signatures

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

                                                New Millennium Development Group
                                                     /s/  Ian Stuart
July 17, 2001                                   --------------------------------
                                                     Ian Stuart
                                                     President